Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Comverse Technology, Inc. on Form S-4 of our report dated March 31, 2004, appearing in the Annual Report on Form 10-K of Comverse Technology, Inc. for the year ended January 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Jericho, New York

November 30, 2004